EXHIBIT 10.2

Agreement and Plan Of Reorganization dated as of December 20, 2004 by and among Secured Data, Inc., Northwest Bio-Technic Inc., and the shareholders of Northwest Bio- Technic Inc.; and Convertible Promissory Note

                      AGREEMENT AND PLAN OF REORGANIZATION

                               Secured Data, Inc.
                                       and
                           Northwest Bio-Technic Inc.

      This Agreement and Plan of Reorganization ("Agreement"), dated as of December 20, 2004, among Secured Data, Inc. (SCRE), a Nevada corporation, Northwest Bio-Technic Inc. ("NBTI"), a British Virgin Islands corporation, and the subscribing shareholders of Northwest Bio-Technic Inc. ("NBTI Shareholders") who will join this Agreement by execution.


                              W I T N E S S E T H:

      A. WHEREAS, NBTI and SCRE are corporations duly organized under the laws of the British Virgin Islands ("BVI") and the State of Nevada, respectively.

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

      B. Plan of Reorganization. The subscribing NBTI Shareholders are the owners of at least 100% of the issued and outstanding common stock of NBTI; and NBTI solely owns directly the entire issued share capital of Huifeng Biochemistry Joint Stock Company ("Huifeng"), which is a joint stock company established under the laws of the People's Republic of China ("PRC") and responsible for the production and sales of plant extracts, biochemical products and pharmaceutical raw products in the PRC. It is the intention that 30% of the issued and outstanding stock of NBTI shall be acquired by SCRE in exchange solely for its voting stock at the Closing Date; and; subsequently, up to the remaining 70% of the issued and outstanding stock of NBTI shall be acquired by SCRE in exchange for a promissory note convertible into SCRE common stock.

      C. Exchange of Shares. SCRE and the subscribing NBTI Shareholders agree that 30% of the 500,000 common shares issued and outstanding of NBTI shall be exchanged with SCRE for 80,735,590 shares of the common stock of SCRE. The SCRE shares, on the Closing Date, shall be delivered ratably divided to the individual subscribing NBTI Shareholders (or their designees) in exchange for their NBTI shares as hereinafter set forth. Further, SCRE and the subscribing NBTI Shareholders agree that subsequently, and subject to certain conditions, the remaining 70% of the 500,000 common shares issued and outstanding of NBTI shall be exchanged with SCRE for the purchase price of $1,900,000 (the "Purchase Price"), payable by the issuance by SCRE of a convertible promissory note, the form of which is set forth in Exhibit A hereof (the "Convertible Note"). The Convertible Note may be convertible into 10,465,725 shares of SCRE common stock, subject to effecting a 1:18 reverse split of the common stock.

      NOW, THEREFORE, it is agreed among the parties as follows:


                                    ARTICLE I

                                The Consideration

      1.1 Subject to the conditions set forth herein on the "Effective Date" (as herein defined), the subscribing Shareholders of NBTI ("NBTI Shareholders") shall exchange 30% of their shares of NBTI (constituting at least 30% of the issued and outstanding common stock of NBTI) for 80,735,590 shares of SCRE common stock. The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as practicable after joinder in this exchange by NBTI Shareholders holding at least 30% of the outstanding NBTI common shares, except that such transaction must be completed on or before ____, 2004, or this Agreement shall expire unless extended in writing.

      On the Closing Date, all of the documents to be furnished to SCRE and NBTI, including the documents to be furnished pursuant to Articles VII and X of this Agreement, shall be delivered to Gary L. Blum, Esq., to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs, and thereafter shall be promptly distributed to the parties as their interests may appear.

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

      1.2 At the Effective Date, NBTI's shareholders shall receive pro rata shares of $0.001 par value SCRE common stock as follows:

            SCRE shall issue 80,735,590 of its shares of common stock, for 30% of the outstanding common shares of NBTI, to the subscribing shareholders of NBTI, ratably according to their interests.

      1.3 If this Agreement is duly executed by the holders of 30% of the outstanding common stock of NBTI, subject to the other provisions hereof, it shall become effective, and such date of final execution shall be the "Effective Date" of this Agreement.

      1.4 Provided the transaction described in paragraphs 1.2 and 1.3 above have been consummated, and the conditions described in the Convertible Note have been effected, SCRE shall, upon conversion of the entirety of the Convertible Note, issue 10,465,725 (post a 1:18 reverse split) of its shares of common stock for the remaining 70% of the outstanding common shares of NBTI to the subscribing shareholders of NBTI, ratably according to their interests.

                                   ARTICLE II

                         Issuance and Exchange of Shares

      2.1 The 80,735,590 shares of $0.001 par value common stock of SCRE shall be issued by it to the subscribing NBTI Shareholders at Closing.

      2.2 SCRE represents that no outstanding options or warrants for its unissued shares exist.


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

      2.3 The stock transfer books of NBTI shall be closed on the Effective Date, and thereafter no transfers of the stock of NBTI shall be made (except pursuant to the Convertible Note). NBTI shall appoint Gary L. Blum, Esq. as an exchange agent ("Exchange Agent"), to accept surrender of the certificates representing the common shares of NBTI, and to deliver in exchange for such surrendered certificates, shares of common stock of SCRE. The authorization of the Exchange Agent may be terminated by SCRE after six months following the Effective Date.

      2.4 No fractional shares of SCRE stock shall be issued as a result of the Agreement. Shares shall be rounded up to nearest whole share.

      2.5 At the Effective Date, each holder of a certificate or certificates representing common shares of NBTI, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been validly asserted and perfected pursuant to BVI law shall not be converted into shares of SCRE common stock, but shall represent only such dissenters' rights. Upon such presentation, surrender, and exchange as provided in this Section 2.5, certificates representing shares of NBTI previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of NBTI at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement. If the certificates representing shares of NBTI have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

                                   ARTICLE III

                           Representations, Warranties
                   and Covenants of Northwest Bio-Technic Inc.

      No representations or warranties are made by any director, officer, employee or shareholder of NBTI as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "NBTI Disclosure Statement"), if any. NBTI hereby represents, warrants and covenants to SCRE except as stated in the NBTI Disclosure Statement, as follows:

      3.1 NBTI is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Islands, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. NBTI solely owns directly the entire issued share capital of Huifeng Biochemistry Joint Stock Company ("Huifeng"), which is a joint stock company established under the laws of the People's Republic of China ("PRC") and responsible for the production and sales of plant extracts, biochemical products and pharmaceutical raw products in the PRC. The Certificate of Incorporation and Bylaws of NBTI are complete and accurate, and the minute books of NBTI contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of NBTI.

      3.2 The aggregate number of shares which NBTI is authorized to issue is 500,000 shares of common stock of which 500,000 shares are issued and outstanding.

      3.3 NBTI has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

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

      3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by NBTI will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of NBTI.

      3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by NBTI Board of Directors.

      3.6 There are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the executive officers of NBTI, threatened against NBTI or affecting any of its assets or properties, and to the knowledge of NBTI' officers, NBTI is not in any material breach or violation of or default under any contract or instrument to which NBTI is a party, or under its respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to NBTI.

      3.7 The representations and warranties of NBTI shall be true and correct as of the date hereof and as of the Effective Date.

      3.8 No representation or warranty by NBTI in this Agreement, the NBTI Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

      3.9 To the knowledge of the executive officers of NBTI, all trade names, inventions, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in the conduct of NBTI's business, whether registered or unregistered (collectively the Proprietary Rights) are owned by NBTI. To the knowledge of the executive officers of NBTI, NBTI created or developed such Proprietary Rights and such Proprietary Rights are not subject to any restriction, lien, encumbrance, right, title or interest in others. All of the Proprietary Rights stand solely in the name of NBTI and not in the name of any shareholder, director, officer, agent, partner or employee or anyone else known to the executive officers of NBTI, and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. To the knowledge of the executive officers of NBTI, NBTI's ownership and use of the Proprietary Rights do not and will not infringe upon, conflict with or violate in any material respect any patent, copyright, trade secret or other lawful proprietary right of any other party, and no claim is pending or, to the knowledge of the executive officers of NBTI, threatened to the effect that the operations of NBTI infringe upon or conflict with the asserted rights of any other person under any of the Proprietary Rights, and to the knowledge of the executive officers of NBTI there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending, or to the knowledge of the executive officers of NBTI, threatened to the effect that any such Proprietary Rights owned or licensed by NBTI, or which NBTI otherwise has the right to use, is invalid or unenforceable by NBTI.

      3.10 (i) NBTI has not received notice of any material violation of or investigation relating to any environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by NBTI that has not been fully and finally resolved; (ii) to the knowledge of the executive officers of NBTI, all permits, licenses and other authorizations which are required under United States, federal, state, provincial and local laws with respect to pollution or protection of the environment ("Environmental Laws"), including Environmental Laws relating to actual or threatened emissions, discharges or releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Pollutants") have been obtained; (iii) to the knowledge of the executive officers of NBTI, no conditions exist on, in or about the properties now or previously owned or operated by NBTI or any third-party properties to which any Pollutants generated by NBTI were sent or released that could give rise on the part of NBTI to material liability under any Environmental Laws, material claims by third parties under Environmental Laws or under common law or the occurrence of material costs to avoid any such liability or claim; and (iv) to the knowledge of the executive officers of NBTI, all operators of Huifeng's assets are in material compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to Huifeng's assets.

      3.11 NBTI has delivered to SCRE financial statements of Huifeng dated September 30, 2004. All such statements, herein sometimes called " Huifeng I Financial Statements," are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Huifeng for the periods indicated. All financial statements of Huifeng will have been prepared in accordance with generally accepted accounting principles.

      3.12 Since the dates of the Huifeng Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of Huifeng, Huifeng does not have any material liabilities or obligations, secured or unsecured except as shown on the updated financials of Huifeng dated September 30, 2004 (whether accrued, absolute, contingent or otherwise).

                                   ARTICLE IV

                  Representations, Warranties and Covenants of
                               Secured Data, Inc.

      No representations or warranties are made by any director, officer, employee or shareholder of SCRE as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

      SCRE hereby represents, warrants and covenants to NBTI and its shareholders, except as stated in the SCRE Disclosure Statement, if any, as follows:

      4.1 SCRE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of SCRE, copies of which have been delivered to NBTI, are complete and accurate, and the minute books of SCRE contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of SCRE.

      4.2 The aggregate number of shares which SCRE is authorized to issue is 100,000,000 shares of common stock with $.001 par value per share and 5,000,000 shares of Preferred Stock of which 12,869,368 shares of such common stock are issued and outstanding, fully paid and non-assessable. SCRE will have, on the Closing Date, no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock. No preferred stock of SCRE is outstanding.

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

      4.3 SCRE has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

      4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by SCRE will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of SCRE.

      4.5 The execution of this Agreement has been duly authorized and approved by the Board of Directors of SCRE.

      4.6 SCRE has delivered to NBTI audited financial statements of SCRE dated December 31, 2003 and interim unaudited for September 30, 2004. All such statements, herein sometimes called "SCRE Financial Statements," are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of SCRE for the periods indicated. All statements of SCRE will have been prepared in accordance with generally accepted accounting principles.

      4.7 Since the dates of the SCRE Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of SCRE. SCRE does not have any material liabilities or obligations, secured or unsecured except as shown on the updated financials of SCRE dated September 30, 2004 (whether accrued, absolute, contingent or otherwise). SCRE shall have, at Closing, no outstanding assets or liabilities except as described in Schedule 4.7 attached hereto.

      4.8 There are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of SCRE, threatened against SCRE or affecting any of its assets or properties, and SCRE is not in any material breach or violation of or default under any contract or instrument to which SCRE is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by SCRE under any contract or other instrument to which SCRE is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to SCRE.

      4.9 SCRE shall not enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will issue no securities, pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition except pursuant to the proposed minutes of the Board of Directors of SCRE presented herewith for approval by NBTI.

      4.10 The representations and warranties of SCRE shall be true and correct as of the date hereof and as of the Effective Date.

      4.11 SCRE corporate books and records are true records of its actions. SCRE will also deliver to NBTI on or before the Closing Date any reports relating to the financial and business condition of SCRE which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

      4.12 SCRE has no employee benefit plan in effect at this time.

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

      4.13 SCRE is current in its filing obligations under the federal securities laws. No report filed by SCRE with the Securities and Exchange Commission contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading, and all such reports comply as to form and substance in all material respects with all applicable SEC requirements.

      4.14 SCRE ("Indemnifying Party") hereby agrees to indemnify NBTI, the NBTI Shareholders and each of the officers, agents and directors of NBTI or the NBTI Shareholders against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (each an "Indemnified Party") to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by SCRE and/or its officers or directors herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with:
(A) any of the assets of SCRE prior to the Closing; or (B) the operations of SCRE prior to the Closing.


                                    ARTICLE V

1 Obligations of the Parties Pending the Effective Date

      5.1 At all times prior to the Effective Date during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. The recipient of such information shall at all times protect such information from disclosure, other than disclosure required by rule, regulation, or law, other than to members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made,
(b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

      5.2 SCRE and NBTI shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

      5.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI

                             Procedure For Exchange

      6.1 At the Closing Date, the exchange shall be effected within 4 business days after receipt by Gary L. Blum, Esq., as attorney for SCRE, of the NBTI common stock certificates representing 30% of the issued and outstanding common stock of NBTI, by instructing the transfer agent of SCRE to issue the new certificates and sending the certificates of SCRE by Federal Express to the exchanging NBTI Shareholders.

                                   ARTICLE VII

            Conditions Precedent to the Consummation of the Exchange

      The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:

      7.1 NBTI and SCRE shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Effective Date and SCRE and NBTI shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

      7.2 This Agreement, the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at meetings of the shareholders of NBTI duly and properly called for such purpose in accordance with the applicable laws.

      7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

      7.4 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for NBTI and SCRE.

      7.5 The representations and warranties made by NBTI and SCRE in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date.

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

      7.6 Securities Laws Compliance. Each shareholder of NBTI ("NBTI Shareholder"), by executing this Agreement hereby represents and warrants to SCRE as follows: (a) Ownership of the NBTI shares. The NBTI Shareholder owns, beneficially and of record, good and marketable title to its NBTI shares, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. At the Closing, the NBTI Shareholder will convey to SCRE good and marketable title to the NBTI shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders' agreements or restrictions.

      (b) Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by the NBTI Shareholder and the consummation by the NBTI Shareholder of the transactions contemplated hereby have been duly authorized by the NBTI Shareholder, and no other actions on the part of the NBTI Shareholder are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the NBTI Shareholder and constitutes a valid and binding agreement of the NBTI Shareholder, enforceable against the NBTI Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

      (c) Consents and Approvals; No Violations. Except for requirements of applicable laws, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the NBTI Shareholder of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the NBTI Shareholder nor the consummation by the NBTI Shareholder of the transactions contemplated hereby, nor compliance by the NBTI Shareholder with any of the provisions hereof, will
(a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the NBTI Shareholder is a party or by which the NBTI Shareholder or his property may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the NBTI Shareholder, except in the case of clauses (a) and (b) for violations, breaches or defaults which are not in the aggregate material to the NBTI Shareholder.

      (d) Restricted Securities. The NBTI Shareholder acknowledges that the SCRE shares will not be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws, that the SCRE shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the SCRE shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, the NBTI Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

      (e) Accredited Investor. The NBTI Shareholder is either an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, or, if not, the NBTI Shareholder is a sophisticated investor and is able to bear the economic risk of acquiring the SCRE Shares pursuant to the terms of this Agreement, including a complete loss of the NBTI Shareholder's investment in the SCRE shares.

      (f) Legend. The NBTI Shareholder acknowledges that the certificate(s) representing the SCRE shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


      7.7 SCRE shall furnish NBTI with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of SCRE, approving this Agreement and the transactions contemplated by it.

                                  ARTICLE VIII

                           Termination and Abandonment

      8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to the Effective
Date:

            (a) By mutual consent of NBTI and SCRE;

            (b) By NBTI, or SCRE, if any condition set forth in Articles VII or X relating to the other party has not been met by the Effective Date or has not been waived in writing by the other party;

            (c) By NBTI, or SCRE, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

            (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

            (e) By any party if the Effective Date is not within 15 days from the date hereof, or if the Closing Date passes without performance.

      8.2 Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

                        Termination of Representation and
                        Warranties and Certain Agreements

      9.1 The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished four years after the Effective Date of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.


                                    ARTICLE X

                                  Miscellaneous

      10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

      10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

      10.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

      10.4 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of NBTI.

      10.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

          To Northwest Bio-Technic Inc.:

                         c/o Law Offices of Gary L. Blum
                         3278 Wilshire Boulevard, Suite 603
                         Los Angeles, CA 90010
                         Attn: Gary L. Blum, Esq.

                         Facsimile: 213-381-7450

To:  Secured Data, Inc.:

                         409 Calle San Pablo, Suite 100-101
                         Camarillo, CA 93010
                         Attn: President
                         Facsimile: 805-445-0070
or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

      10.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of NBTI and SCRE. However, either NBTI or SCRE may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.


      10.7 The Parties to this Agreement hereby agree as follows: (a) Subsequent to the Closing, and as a condition of the effectiveness of the Convertible Note and purchase of the remaining 70% of the issued and outstanding stock of NBTI, SCRE shall effect the 1) name change to a name selected by NBTI and 2) a reverse split of one for eighteen (1:18) shares of the issued and then outstanding shares of common stock of SCRE, which reverse split will become effective at the same time as the name change; and further, SCRE shall , within 48 hours of filing, provide NBTI with time stamped file copies of duly authorized Articles of Amendment as filed with the Secretary of the State of Nevada, which effects the reverse split and name change.


      10.8 Any controversy arising out of, connected to, or relating to any matters herein of the transactions with the Parties hereto on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of federal and/or state securities laws, banking statutes, consumer protection statutes, federal and/or state anti-racketeering (e.g. RICO) claims as well as any common law claims and any state law claims of fraud, negligence, negligent misrepresentations, and/or conversion, or the laws of any territory, country or jurisdiction, shall be settled by arbitration; and in accordance with this paragraph any judgment on the arbitrator's award may be entered in any court having jurisdiction thereof. In the event of such a dispute, each party agrees to arbitration conducted through the auspices of American Arbitration Association. Venue for any action shall lie in Los Angeles, California.


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

      IN WITNESS WHEREOF, the parties have entered into this Agreement this 20th day of December, 2004.

                                            Secured Data, Inc.


                                            By: /s/ Wang Jing An
                                                --------------------------------
                                                President & CEO



                                            Northwest Bio-Technic Inc.


                                            By: /s/ Wang Jing An
                                                --------------------------------
                                                President



                                      NORTHWEST BIO-TECHNIC INC. SHAREHOLDERS

         Signatures                          Please Print Names

         1_________________________         Wang Jing An: 250,000 NBTI shares

         2_________________________         Hou Xin Wen: 50,000 NBTI shares

         3_________________________         Zhang Junqi: 50,000 NBTI shares

         4_________________________         Wang Bijun: 50,000 NBTI shares

         5_________________________         Wang Zhilan: 50,000 NBTI shares

         6_________________________         Wang Xugang: 50,000 NBTI shares

                                  SCHEDULE 4.7


                         CHANGES IN FINANCIAL CONDITION

                  List of Liabilities and Amount:

                                    EXHIBIT A

                           CONVERTIBLE PROMISSORY NOTE
                                DUE JUNE 3O, 2005

      THIS CONVERTIBLE PROMISSORY NOTE is issued by Secured Data, Inc., a Nevada corporation (the "Company"), designated as its Convertible Promissory Note, due June 30, 2005 (the "CONVERTIBLE NOTE") issued pursuant to the Agreement And Plan of Reorganization dated December 20, 2004 between Northwest Bio-Technic Inc. ("NBTI"), a British Virgin Islands corporation, its shareholders ("Shareholders") and the Company (the "Reorganization Agreement").

      FOR VALUE RECEIVED, the Company promises to pay (ratably as per their shareholdings in NBTI) to the Shareholders or their registered assigns (the "HOLDERS"), the principal sum of $1,900,000 on June 30, 2005 or such earlier date as the Convertible Note is required or permitted to be repaid as provided hereunder (the "MATURITY DATE"), and to pay interest to the Holders on the aggregate unconverted and then outstanding principal amount of this Convertible Note at the rate of 5% per annum, payable on the Maturity Date as set forth herein. Interest shall be calculated on the basis of a 360-day year and shall accrue on the Maturity Date. On the Maturity Date, the Company may, in its sole discretion, pay the principal sum (and interest accrued) by issuing to the Holder 10,465,725 shares of the Company's restricted common stock at $0.1815 per share, provided a required 1 for 18 reverse stock split of the common stock has been effected.

      This Convertible Note is subject to the following additional provisions:

1. SUBJECT TO REORGANIZATION AGREEMENT. This Convertible Note has been issued subject to certain investment representations of the original Holders set forth in the Reorganization Agreement and may be transferred or exchanged only in compliance with the Reorganization Agreement and applicable federal and state securities laws and regulations. Prior to due presentment to the Company for transfer of this Convertible Note, the Company and any agent of the Company may treat the persons in whose names this Convertible Note is duly registered on the Convertible Note Register as the owners hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Convertible Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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

2. EVENTS OF DEFAULT.

      (a) "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

            (i) any default in the payment of the principal of, interest on, or liquidated damages in respect of, any Convertible Note, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured, if possible to cure, within 30 days of notice of such default sent by the Holder;

            (ii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing.

      (b) REMEDIES UPON DEFAULT. If any Event of Default occurs and is continuing, the full principal amount of this Convertible Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holders' election, immediately due and payable in cash. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holders may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holders at any time prior to payment hereunder and the Holders shall have all rights as Convertible Note holders until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3. CONVERSION.

      (a) CONVERSION RIGHT. At any time after the Original Issue Date until this Convertible Note is no longer outstanding, this Convertible Note shall be convertible into shares of Common Stock at the option of the Holder, in whole (and not in part) at any time and from time to time (subject to the limitations on conversion set forth in this Section 3(a) hereof). The Holders shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as ANNEX A (a "NOTICE OF CONVERSION"), specifying therein the principal amount of Convertible Note to be converted and the date on which such conversion is to be effected (a "CONVERSION DATE"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Convertible
Note in an amount equal to the applicable conversion. The Holders and the Company shall maintain records showing the principal amount converted and the date of such conversion. The Holders and any assignee, by acceptance of this Convertible Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of this Convertible Note, the principal amount of this Convertible Note may be less than the amount stated on the face hereof.

      (b) UNDERLYING SHARES ISSUABLE UPON CONVERSION AND PURSUANT TO THE CONVERSION OF PRINCIPAL AMOUNT. The number of shares of Common Stock issuable upon conversion shall be 10,465,725 (post a required 1 for 18 reverse stock split) shares of the Company's restricted common stock (the "Underlying Shares").

      (d) DELIVERIES UPON CONVERSION. Not later than 10 Business Days after any Conversion Date, the Company will deliver to the Holders a certificate or certificates representing the Underlying Shares representing the number of shares of Common Stock being acquired upon the conversion of Convertible Note (including, if so timely elected by the Company, shares of Common Stock representing the payment of accrued interest).

      (f) ADJUSTMENTS.

            (i) If the Company, at any time while the Convertible Note is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Convertible Note, including interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the number of Underlying Shares into which this Convertible Note is convertible into shall be correspondingly adjusted by multiplying such number of shares by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

            (ii) All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding on a fully diluted basis.

      (g) The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

      (h) The issuance of certificates for shares of the Common Stock on conversion of the Convertible Note shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Convertible Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4. DEFINITIONS. For the purposes hereof, in addition to the terms defined elsewhere in this Convertible Note: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Reorganization Agreement, and (b) the following terms shall have the following meanings:

      "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

      "COMMISSION" means the Securities and Exchange Commission.

      "COMMON STOCK" means the common stock, $0.001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of the Convertible Note regardless of the number of transfers of any Convertible Note and regardless of the number of instruments which may be issued to evidence such Convertible Note. "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of Convertible Note or as payment of interest in accordance with the terms hereof.

5. DEBT OBLIGATION. This Convertible Note is a direct debt obligation of the Company. This Convertible Note ranks PARI PASSU with all other Convertible Notes now or hereafter issued under the terms set forth herein.

6. REPLACEMENT OF NOTE. If this Convertible Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Convertible Note, or in lieu of or in substitution for a lost, stolen or destroyed Convertible Note, a new Convertible Note for the principal amount of this Convertible Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Convertible Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

7. INTERPRETATION; CHOICE OF LAW. All questions concerning the construction, validity, enforcement and interpretation of this Convertible Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Convertible Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Convertible Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8. WAIVER. Any waiver by the Company or the Holders of a breach of any provision of this Convertible Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Convertible Note. The failure of the Company or the Holders to insist upon strict adherence to any term of this Convertible Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Convertible Note. Any waiver must be in writing.

9. MISCELLANEOUS. If any provision of this Convertible Note is invalid, illegal or unenforceable, the balance of this Convertible Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Convertible Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

      IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date first above indicated.

                                           SECURED DATA, INC.

                                           By:
                                                --------------------------------
                                                Name: Wang Jin An
                                                Title: Chief Executive Officer